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                                     EXHIBIT 99.1



                       REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors and Stockholders of Meridian Industrial Trust, Inc.:

We have audited the accompanying combined statement of revenues and certain expenses of the Oates Portfolio, as defined in Note 1, for the year ended December 31, 1997. This combined financial statement is the responsibility of the management of Meridian Industrial Trust, Inc. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis of our opinion.

The accompanying combined statement of revenues and certain expenses was prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission's rules and regulations and is not intended to be a complete presentation of the revenues and expenses of the Oates Portfolio.

In our opinion, the combined financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the Oates Portfolio for the year ended December 31, 1997, in conformity with generally accepted accounting principles.


                                                      /s/ Arthur Andersen LLP

San Francisco, California,
  September 20, 1998



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                          MERIDIAN INDUSTRIAL TRUST, INC.

                COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                               OF THE OATES PORTFOLIO
                       FOR THE YEAR ENDED DECEMBER 31, 1997,
                     AND FOR THE SIX MONTHS ENDED JUNE 30, 1998
                                   (IN THOUSANDS)


                                                        1997        1998
                                                      -----------------------
                                                                  (UNAUDITED)
      RENTAL REVENUE                                  $  1,682    $  816
                                                      -----------------------
      CERTAIN EXPENSES:
        Real estate taxes                                  209       102
        Property operating and maintenance                  56        38
                                                      -----------------------
           Total expenses                                  265       140
                                                      -----------------------
           Revenues in excess of certain expenses     $  1,417    $  676
                                                      -----------------------
                                                      -----------------------

           The accompanying notes are an integral part of these statements.


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                          MERIDIAN INDUSTRIAL TRUST, INC.

                           NOTES TO FINANCIAL STATEMENTS
                                 DECEMBER 31, 1997




1.  BASIS OF PRESENTATION:

PORTFOLIO ACQUIRED

The accompanying combined statements of revenues and certain expenses include the operations (see "Basis of Presentation" below) of 550 N. Pioneer, 6300 South Watt Avenue, and 2015 N. MacArthur Drive (collectively, the Oates Portfolio), which are industrial properties located in Sacramento, California, that were acquired by Meridian Industrial Trust, Inc. (the Company) in September 1998 for a combined purchase price of $21,977,000. The Oates Portfolio comprises
695,463 combined square feet.

BASIS OF PRESENTATION

The accompanying combined statements of revenues and certain expenses are not representative of the actual operations of the Oates Portfolio for the periods presented. Certain expenses may not be comparable to the expenses expected to be incurred by the Company in the proposed future operations of the Oates Portfolio; however, the Company is not aware of any material factors relating to the Oates Portfolio that would cause the reported financial information not to be indicative of future operating results.

As of June 30, 1998, two of the Oates Portfolio's five tenants directly pay all recurring operating expenses, including maintenance, utilities, and landscaping. The Oates Portfolio pays only insurance and management fees directly. Other excluded expenses consist primarily of interest expense, depreciation and amortization, and other costs not directly related to the future operations of the Oates Portfolio.

The financial information presented for the six months ended June 30, 1998, is not audited. In the opinion of management, the unaudited financial information contains all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the combined statement of revenues and certain expenses of the Oates Portfolio for the period then ended.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

REVENUE RECOGNITION

All leases are classified as operating leases, and rental revenue is recognized over the terms of the leases.


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USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses.

3.  LEASING ACTIVITY:

Future minimum rental revenues under noncancelable operating lease agreements in effect at June 30, 1998, and annually thereafter are as follows (in thousands):


                       FOR THE YEAR ENDED
                           DECEMBER 31
                       ------------------
                      1998 (6 months)         $    978
                      1999                       1,866
                      2000                       1,773
                      2001                       1,800
                      2002                       1,322
                      Thereafter                 3,793
                                              --------
                             Total            $ 11,532
                                              --------
                                              --------

In addition to minimum rental payments, tenants pay reimbursements for their pro rata share of specified operating expenses, which amounted to $110,000 for the year ended December 31, 1997, and $68,000 for the six months ended June 30, 1998 (unaudited). Certain leases contain options to renew.